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                                  Exhibit 99.1

                                 PRESS RELEASE

                ENGAGE ANNOUNCES PRELIMINARY RESULTS FOR FISCAL
         FOURTH QUARTER AND FULL YEAR 2001 AND DISCUSSES CASH POSITION

ANDOVER, Mass.,--(BUSINESS WIRE)--Aug. 7, 2001--Engage, Inc. (Nasdaq: ENGA), a leading enterprise marketing software and interactive media company, and a majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), announced that revenue for its fiscal fourth quarter ended July 31, 2001, is expected to be below the company's previously announced expectations.

Revenue is now expected to be between $15 and $16 million. Engage also said its net loss before amortization, impairment write-offs, stock compensation, in-process R&D and restructuring costs is expected to be between $0.09 and $0.12 per share, close to the previously announced range of $0.08 to $0.11.

Based on the company's revised fourth quarter expectations, full-year fiscal 2001 revenue is now expected to be in the range of $109.5 to $110.5 million, roughly 4 percent lower than previous expectations. Net loss per share for fiscal 2001 is expected to be in the range of $0.65 to $0.71, slightly higher than the previously announced range of $0.64 to $0.70.

Tony Nuzzo, president and chief executive officer of Engage said, "The ongoing softness in the online advertising market continues to adversely affect our media business, however we are encouraged by our software pipeline." Given the current economic climate, Engage no longer expects to achieve cash operating breakeven exiting fiscal first quarter ending October 31, 2001. "While implementing additional cost cutting initiatives, we are aggressively considering a range of strategic alternatives as well as evaluating our business composition between software and media," continued Nuzzo.

In addition, the Company announced that CMGI has not renewed or extended its $50 million conditional financing commitment to Engage beyond July 31, 2001. However, CMGI has indicated its continued readiness to discuss with Engage what commitment may be required of CMGI. Engage expects its cash at July 31 to be at $31 million.

Actual results for the quarter and fiscal year ended July 31, 2001, will be reported during mid-September, at which time the Company will provide a business update.

ABOUT ENGAGE(R)Engage, Inc. (Nasdaq: ENGA) is a leading enterprise marketing software and interactive media company. A majority-owned operating company of CMGI, Inc. (Nasdaq: CMGI), Engage enables companies to harness the power of interactive marketing to create more loyal customers, maximize revenue, and increase brand visibility and recognition. Based in Andover, Massachusetts, Engage has European headquarters in London and offices worldwide.

Engage Statement Under the Private Securities Litigation Reform Act

This press release includes forward-looking statements about us, including statements regarding our projected revenue and loss per share for the fourth fiscal quarter of 2001 and the fiscal year ended July 31, 2001. These forward-looking statements are based on preliminary information and internal projections and are subject to a number of risks and uncertainties which could cause our future results of operations to differ materially from those anticipated. For example, as a result of our annual audit, we may have revenue-related adjustments or operating and non-operating cost adjustments. Other risks include our ability to reduce expenses and to increase sales of our product offerings, the impact of competition within our industry, our ability to enter into additional strategic relationships, and other risks detailed in our 2000 Annual Report on Form 10-K and from time to time in our other reports filed with the SEC. In addition, any forward-looking statements represent our estimates only as of the day the report was filed with the SEC and should not be relied upon as representing our estimates as of any subsequent date. While we may select to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

------------------------------
Contact:

     Engage Inc.
     Mark Horan, 978/684-7816
     mhoran@engage.com

        or

     Morgen-Walke Associates
     Corey Cutler / Melissa Jaffin
     Investor Relations
     212/850-5600